Exhibit 99

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”), dated as of July 26, 2006 is made by and among Hawaiian Electric Industries, Inc., a Hawaii corporation (the “Company”), the Shareholder Services Division of the Company in its capacity as “Administrator” under the Hawaiian Electric Industries, Inc. Dividend Reinvestment and Stock Purchase Plan, as in effect from time to time (the “Plan”), and First Hawaiian Bank, a corporation having trust powers, in its capacity as escrow agent (the “Escrow Agent”). As used in this Agreement, the term “Administrator” shall mean the Shareholder Services Division of the Company or any other person or entity designated by the Company from time to time.

WHEREAS, the Company wishes to engage the Escrow Agent for the purpose of receiving certain funds designated for the purchase of common stock of the Company pursuant to the Plan, and for the purpose of depositing and holding such funds in an escrow account until it receives written instructions from the Administrator to release and distribute the funds in accordance with the written instructions;

WHEREAS, the Escrow Agent has agreed to act as escrow agent and to receive, hold and distribute the funds in accordance with and subject to the terms and conditions of this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Creation of Escrow Account; Compensation. The Company and the Administrator hereby create with the Escrow Agent an interest bearing escrow account identified as number 01-190970 (the “Escrow Account”), to which certain dividends declared and paid by the Company, initial cash investments and optional cash investments will be promptly forwarded, deposited and held, pending investment in common stock of the Company pursuant to the Plan (or will be returned to investors in the manner instructed by the Administrator if common stock is not purchased within prescribed periods). The proceeds held in the Escrow Account are for the benefit of participants in the Plan in accordance with this Agreement. Any interest or other earnings on principal amounts shall belong to the Company. The Company shall pay to the Escrow Agent reasonable compensation for all services rendered by it, and reasonable expenses incurred by it pursuant to this Agreement, as agreed to by the Company and the Escrow Agent from time to time. Initially, the Company shall pay monthly to the Escrow Agent a fee of $250.00 with the understanding that disbursements for the investment in common stock of the Company shall be generally limited to the average of two per month. The monthly escrow fee is fixed for one year and thereafter the monthly escrow fee may be increased upon sixty (60) days prior notice to Company.

2. General Duties and Powers of Escrow Agent. The Escrow Agent shall keep accurate and detailed records of the receipts, disbursements and other transactions affecting the Escrow Account, shall maintain such records for a period of not less than two (2) years, shall make such records available for review by the Administrator, and shall furnish the Company with information requested by the Company (or Administrator) from time to time. Upon receiving written instructions from the Administrator, the Escrow Agent shall make disbursements from the Escrow Account at such times, to such persons (including the Company, the broker-dealer appointed by the Company and Plan participants), and in such amounts, as the Administrator shall direct. The Escrow Agent shall also make prearranged automatic transfers of funds from the Escrow Account for over-night investment in a designated money-market fund without further directions from the Administrator, pursuant to the terms and conditions of the Business Cash Management Agreement and Appointment of Agent and Custodian Agreement executed by the parties concurrently herewith. The Escrow Agent shall not be liable for any loss sustained by reason of acting or failing to act pursuant to this Agreement in the absence of gross negligence, willful misconduct or breach on the part of the Escrow Agent. The Company agrees to indemnify and hold harmless the Escrow Agent against any and all claims, causes of action, liabilities, lawsuits, demands and damages, including without limitation, any and all court costs and reasonable attorneys’ fees, in any way related to or arising out of or in connection with this Agreement or any action taken or not taken pursuant hereto, except to the extent caused by the gross negligence, willful misconduct, or breach on the part of the Escrow Agent. The Escrow Agent shall have and shall discharge only the duties specifically set forth in this Agreement, shall not have any implied duties, and shall not be deemed to be a trustee or fiduciary. The obligations of the Company under this paragraph shall survive the termination of this Agreement.

3. Resignation and Removal; Successor. The Escrow Agent may resign its duties by delivering its written resignation to the Administrator. Such resignation shall be effective upon the earlier of the following dates: (a) the appointment of a successor escrow agent, as provided below; or (b) ninety (90) days after delivery of the written resignation to the Administrator. The Escrow Agent may be removed by the Administrator at any time, with or without cause, upon not less than thirty (30) days written notice to the Escrow Agent. The appointment of a successor escrow agent shall be accomplished by and shall take effect upon the delivery to the resigning or removed Escrow Agent, as the case may be, of (i) a written instrument appointing the successor escrow agent, executed by the Administrator and consented to by the Company, and (ii) an acceptance in writing, executed by the appointed successor escrow agent. Upon the appointment of the successor escrow agent, the resigning or removed Escrow Agent shall transfer and deliver all funds in the Escrow Account and any Escrow Account information reasonably requested to the successor escrow agent; provided, however, that if upon the effective date of the Escrow Agent’s resignation a successor escrow agent has not been appointed, the Escrow Agent may transfer and deliver all funds in the Escrow Account and any Escrow Account information reasonably requested to the Administrator.

4. Termination. This Agreement may be terminated by the Administrator and the Company at any time by written notice given to the Escrow Agent by the Administrator and the Company with instructions as to the disposition of any funds or other property then remaining in the Escrow Account.

5. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered or if sent by registered mail or certified mail, postage prepaid, or by facsimile, if to the Escrow Agent, to First Hawaiian Bank, 999 Bishop Street, 11th Floor, Honolulu, Hawaii 96813, Facsimile: (808) 525-6200, Attention: Corporate Banking Division, or, if to the Company or the Administrator, to Hawaiian Electric Industries, Inc., 900 Richards Street, Honolulu, Hawaii 96813, Facsimile: (808) 532-5868, Attention: Shareholder Services. Any such notice shall be deemed to have been given as of the date personally delivered or transmitted by facsimile, or five (5) business days after the date mailed. Any party hereto may change its address for purposes of this Section by written notice given in the manner provided above.

6. Confidentiality. Except as required by law, Escrow Agent agrees to hold in confidence, and not to disclose, or cause or permit to be disclosed, including but not limited to disclosure to other departments of Escrow Agent or to other companies for solicitation or other commercial purposes, any information (including electronic data and other forms of information) concerning the identity of participants, their ownership interests in the Company or the Plan or financial or other information concerning participants that may come into the possession of Escrow Agent by reason of this Agreement. The Escrow Agent agrees to destroy, in a manner designed to insure the confidentiality of, any electronic and paper data containing account numbers, names, address, social security number, and/or shares in accordance to the Escrow Agent’s record retention policy.

7. Miscellaneous. This Agreement is made and shall be construed and enforced in accordance with the laws of the State of Hawaii. This Agreement is not assignable by the Escrow Agent. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, except for any other account agreements relating to or connected with the Escrow Account and rules governing such agreements. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No failure or delay by either party in exercising any right, power or remedy under this Agreement shall operate as a waiver of any such right, power or remedy. This Agreement may be executed in any number of counterparts, each of which shall be deemed as original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have duly executed this Escrow Agreement as of the date first above written.

Hawaiian Electric Industries, Inc.		First Hawaiian Bank

By:	/s/ Eric K. Yeaman	By:	/s/ Kenneth C. S. Pai
Name:	Eric K. Yeaman	Name:	Kenneth C. S. Pai
Title:	Financial Vice President, Treasurer & Chief Financial Officer	Title:	Senior Vice President

By:	/s/ Curtis Y. Harada
Name:	Curtis Y. Harada
Title:	Controller

Shareholder Services Division of Hawaiian Electric Industries, Inc. as Administrator of the HEI Dividend Reinvestment and Stock Purchase Plan (HEI/DRIP)

By:	/s/ Laurie Loo-Ogata
Name:	Laurie Loo-Ogata
Title:	Director, Shareholder Services